Exhibit 5.1

August 10, 2016

American States Water Company

630 East Foothill Boulevard

San Dimas, CA 91773

Ladies and Gentlemen:

We have acted as special counsel to American States Water Company, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2016 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of 2,274,532  shares (the “Shares”) of the Company’s common shares, no par value (the “Common Stock”), issuable pursuant to the terms and in the manner set forth in the American States Water Company 2016 Stock Incentive Plan (the “Plan”).

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                                       the Registration Statement, to be filed with the Commission under the Securities Act;

(ii)                                                    the Amended and Restated Articles of Incorporation of the Company;

(iii)                                                 the Bylaws of the Company;

(iv)                                                the Plan; and

(v)                                                   the resolutions of the board of directors of the Company relating to, among other things, the approval of the Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement.

We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in such authorization, the Plan and relevant agreements duly authorized by the Plan, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of California (including the statutory provisions, the applicable provisions of the California Constitution and reported judicial decisions interpreting the foregoing).  We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is being furnished solely for the Company’s benefit in connection with the offer, sale and issuance of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby concede that we are experts within the meaning of the Securities Act or that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Winston & Strawn LLP